Exhibit 3.2

BYLAWS
OF
SB ENERGY, INC.
(a Texas corporation)
Adopted as of August 27, 2026, as amended August 28, 2026

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ARTICLE I.
IDENTIFICATION; OFFICES
SECTION 1.    NAME. The name of the corporation is SB Energy, Inc. (the “Corporation”).
SECTION 2.    REGISTERED OFFICE. The address of the registered office of the Corporation in the State of Texas, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of formation, as the same may be amended and/or restated from time to time (the “Certificate of Formation”).
SECTION 3.    ADDITIONAL OFFICES. The Corporation may, in addition to its registered office in the State of Texas, have such other offices and places of business, both within and outside the State of Texas, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.
ARTICLE II.
MEETINGS OF SHAREHOLDERS
SECTION 1.    ANNUAL MEETING. The Board shall designate the date and time of the annual meeting of shareholders. At the annual meeting of shareholders, directors shall be elected and other business properly brought before the meeting in accordance with these Bylaws may be transacted. The Board may postpone, adjourn, reschedule or cancel (to the extent permitted under the Texas Business Organizations Code (the “TBOC”)) any previously scheduled annual meeting of shareholders (for any reason or no reason).
SECTION 2.    SPECIAL MEETINGS. Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of shareholders may be called only by such persons and only in such manner as set forth in the Certificate of Formation. Other than procedural matters, no business may be transacted at any special meeting of shareholders other than the business specified in the notice of such meeting. The Board may postpone, adjourn, reschedule or cancel (to the extent permitted under the TBOC) any previously scheduled special meeting of shareholders (for any reason or no reason).
SECTION 3.    PLACE OF SHAREHOLDER MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of Texas, designated by the Board. The Board may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with these Bylaws. In the absence of any such designation or determination, shareholders meetings shall be held at the Corporation’s principal executive office.
SECTION 4.    NOTICE OF MEETINGS. Written notice of each shareholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, shall be given in the manner permitted by these Bylaws to each shareholder entitled to vote thereat as of the record date for determining the shareholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by Section 21.353 of the TBOC. If said notice is for a special meeting of shareholders, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of shareholders as to which notice has been given may be postponed, and any meeting of shareholders as to which notice has been given may be cancelled (to the extent permitted by the TBOC), by the Board before the date previously scheduled for such meeting.
SECTION 5.    QUORUM. Except as otherwise provided by applicable law, the Certificate of Formation or these Bylaws, the presence, in person or by proxy, at a shareholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting and not less than one-third of the outstanding shares of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series entitled to vote at such meeting and not less than one-third of the outstanding shares of such class or series entitled to vote at such meeting shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the shareholders of the Corporation, the chair of the meeting may adjourn the meeting from time to time in the manner provided in these Bylaws until a quorum shall attend in person or be represented by proxy. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.
SECTION 6.    ADJOURNED MEETINGS. Any meeting of shareholders may be adjourned from time to time to any other time and to any other place (or by means of remote communications, if any) at which a meeting of shareholders may be held under these Bylaws by the chair of the meeting or by the holders of a majority in voting power of shares present or represented at the meeting and entitled to vote, although less than a quorum. It shall not be necessary to notify any shareholder of any adjournment of less than 30 days if the time and place, if any, of the adjourned meeting, and the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
SECTION 7.    VOTING LIST. The Corporation shall prepare, no later than the 11th day before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or at any adjournment of the meeting (provided, however, that if the record date for determining the shareholders entitled to vote is less than 11 days before the date of the meeting, the list shall reflect the shareholders entitled to vote as of the 11th day before the meeting date), arranged in alphabetical order, and showing the address of each shareholder, the type of shares held by each shareholder, the number of shares held by each shareholder and the number of votes to which each shareholder is entitled. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Subject to the last sentence of this Section 7, such list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of at least 10 days before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. Such list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number and class or series of shares held by each of them. Failure to comply with the foregoing requirements of this Section 7 shall not affect the validity of any action taken at a meeting of the shareholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the shareholders entitled to examine the list of shareholders required by this Section 7 or to vote in person or by proxy at any meeting of shareholders.
SECTION 8.    VOTING. Except as may be otherwise provided by law or in the Certificate of Formation, each shareholder shall be entitled to one vote for each share of capital stock held by such shareholder as of the applicable record date that has voting power upon the matter in question. Subject to the rights of the holders of any series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of any series of Preferred Stock, at all meetings of shareholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the shareholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the shareholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast for or against by the shareholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by a provision of applicable law, the Certificate of Formation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.
SECTION 9.    PROXIES. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by a transmission permitted by law, filed in accordance with the procedure established for the meeting, provided that no such proxy shall be valid after 11 months after the date of its execution, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 21.369 of the TBOC. A proxy may be in the form of an electronic transmission that sets forth or is submitted with information from which it can be determined that the transmission was authorized by the shareholder.
SECTION 10.    CONDUCT OF MEETINGS.
(a)    Chair of Meeting. Meetings of shareholders shall be presided over by the Chair of the Board, if any, or in the Chair’s absence by the Vice Chair of the Board, if any, or in the Vice Chair’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chair designated by the Board, or in the absence of such designation by a chair chosen by vote of the shareholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chair of the meeting may appoint any person to act as secretary of the meeting.
(b)    Rules, Regulations and Procedures. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chair of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
SECTION 11.    ACTION WITHOUT MEETING.
(a)    Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and delivered to the Corporation by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, that action may be taken by less than unanimous written consent only if, and to the extent, authorized by the

Certificate of Formation, and any such consent shall state the date of each shareholder’s signature and shall otherwise comply with Sections 6.202 and 6.203 of the TBOC.
(b)    Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent, including a reasonable description of the action taken, shall be given to those shareholders who have not consented in writing thereto.
ARTICLE III.
DIRECTORS
SECTION 1.    GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, subject to any limitation imposed by applicable law, the Certificate of Formation, or these Bylaws.
SECTION 2.    NUMBER AND TENURE OF DIRECTORS. Subject to the Certificate of Formation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Each director shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
SECTION 3.    ELECTION OF DIRECTORS. Except as otherwise provided in the Certificate of Formation or these Bylaws, directors shall be elected at the annual meeting of shareholders by such shareholders as have the right to vote on such election. Directors need not be residents of the State of Texas. Directors need not be shareholders of the Corporation. Elections of directors need not be by written ballot.
SECTION 4.    CHAIR OF THE BOARD; VICE CHAIR OF THE BOARD. The Board may appoint from its members a Chair of the Board and a Vice Chair of the Board, neither of whom need be an employee or officer of the Corporation. If the Board appoints a Chair of the Board, such Chair shall perform such duties and possess such powers as are assigned by the Board. If the Board appoints a Vice Chair of the Board, such Vice Chair shall perform such duties and possess such powers as are assigned by the Board. Unless otherwise provided by the Board, the Chair of the Board or, in the Chair’s absence, the Vice Chair of the Board, if any, shall preside at all meetings of the Board.
SECTION 5.    QUORUM. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Formation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

SECTION 6.    VOTING. The vote of the majority in voting power of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the TBOC or the Certificate of Formation requires a vote of a greater number.
SECTION 7.    VACANCIES. Subject to the rights of holders of any series of Preferred Stock to elect directors and applicable limitations under the TBOC, unless and until filled by the shareholders, any vacancy or newly-created directorship on the Board, however occurring, may be filled by vote of a majority in voting power of the directors then in office, although less than a quorum, or by the shareholders to the extent required by the TBOC. Subject to applicable limitations under the TBOC, a director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office, and a director chosen to fill a position resulting from a newly-created directorship shall hold office until the next annual meeting of shareholders and until a successor is elected and qualified, or until such director’s earlier death, resignation or removal.
SECTION 8.    REMOVAL OF DIRECTORS. Except as otherwise provided by the TBOC, a director, or the entire Board, may be removed, with or without cause, by the holders of a majority in voting power of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority in voting power of the outstanding shares of such class or series.
SECTION 9.    RESIGNATION. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chair of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.
SECTION 10.    REGULAR MEETINGS. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Texas) as shall from time to time be determined by the Board.
SECTION 11.    SPECIAL MEETINGS. Special meetings of the Board may be called by or at the request of the Chair of the Board, the Chief Executive Officer, the President, two or more directors or by one director in the event that there is only a single director in office. The person or persons authorized to call special meetings of the Board may fix any time, date or place, either within or without the State of Texas, for holding any special meeting of the Board called by them.
SECTION 12.    NOTICE OF SPECIAL MEETINGS OF THE BOARD. Notice of the date, place, if any, and time of any special meeting of the Board shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person, by telephone, fax or by electronic transmission at least 24 hours in advance of the meeting, (b) by sending written notice by reputable overnight courier or delivering written notice by hand, to such director’s last known business, home or facsimile address at least 48 hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.
SECTION 13.    WRITTEN ACTION BY DIRECTORS. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission. Without limiting the manner by which consent may be given, members of the Board may consent by delivery of an electronic transmission when such transmission is directed to a facsimile number or electronic mail address at which the Corporation has consented to receive such electronic transmissions, and copies of the electronic transmissions are filed with the minutes of proceedings of the Board or committee. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
SECTION 14.    PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board, or any committee designated by such board, may participate in a meeting of the Board, or committee thereof, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this section shall constitute presence in person at such meeting.
SECTION 15.    COMMITTEES. Unless otherwise provided in the Certificate of Formation, the Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board thereby confers. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to shareholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation, and no such committee shall have any power or authority withheld from a committee by Section 21.416 of the TBOC. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board. Except as otherwise provided in the

Certificate of Formation, these Bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
SECTION 16.    COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Formation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV.
OFFICERS
SECTION 1.    GENERAL PROVISIONS. The officers of the Corporation elected by the Board shall consist of a Chief Executive Officer, a President, a Secretary and such other officers with such other titles (including, without limitation, a Chair of the Board, a Vice Chair of the Board, Vice Presidents, Assistant Secretaries, a Treasurer and Assistant Treasurers) as the Board from time to time may determine. The Board may elect two or more persons to serve jointly as Co-Chief Executive Officers, in which case each such person shall have the powers and duties of the Chief Executive Officer under these Bylaws and each reference in these Bylaws to the Chief Executive Officer shall be deemed to refer to each Co-Chief Executive Officer, acting singly. No officer need be a shareholder. Any two or more offices may be held by the same person. The officers elected by the Board shall have such duties as are hereafter described and such additional duties as the Board may from time to time prescribe.
SECTION 2.    ELECTION AND TERM OF OFFICE. The Chief Executive Officer, President and Secretary shall be elected annually by the Board at the regular meeting of the Board held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Other officers may be appointed at any time, at a meeting or by the written consent of the Board. Except as otherwise provided by law, by the Certificate of Formation or by these Bylaws, each officer shall hold office until his successor has been duly elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until his earlier death, resignation or removal. Election or appointment of an officer or agent shall not of itself create contract rights.
SECTION 3.    RESIGNATION AND REMOVAL OF OFFICERS. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by vote of a majority in voting power of the directors then in office. Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.
SECTION 4.    VACANCIES. The Board may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President and Secretary. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.
SECTION 5.    THE CHIEF EXECUTIVE OFFICER. Unless the Board has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business and affairs of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board. In the absence of a Chair of the Board and a Vice Chair of the Board, the Chief Executive Officer shall preside at meetings of the Board, and the Chief Executive Officer shall see that orders and resolutions of the Board are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board or by these Bylaws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board.
SECTION 6.    THE PRESIDENT. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times the President shall have the active management of the business of the Corporation under the general supervision of the Chief Executive Officer or the Board. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board, or by these Bylaws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of president and such other duties as the Chief Executive Officer (if the President is not the Chief Executive Officer) or the Board may from time to time prescribe.
SECTION 7.    THE SECRETARY. The Secretary shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe. The Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to attend all meetings of the Board and all meetings of the shareholders and record all the proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required and to maintain a stock ledger and prepare lists of shareholders and their addresses as required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer, under whose supervision he shall be. The Secretary shall have custody of the corporate records and the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
SECTION 8.    OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS. Officers, Assistant Officers and Agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board.
ARTICLE V.
SHARES
SECTION 1.    UNCERTIFICATED SHARES. The shares of the Corporation will be uncertificated, provided, that any holder of uncertificated shares, upon written request to the transfer agent or registrar of the Corporation, will be entitled to a certificate for shares of the Corporation so held in which case the Corporation will issue a certificate for such shares to such holder. Any certificates representing shares of the Corporation shall be in such form as shall be approved by the Board and will be signed by the Chief Executive Officer, the President or a Vice President of the Corporation and either the Secretary or an Assistant Secretary of the Corporation. The signature of any such officer on any such share certificate may be by electronic transmission. In case any officer who has signed or whose electronic signature has been placed on any such share certificate will have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation will send to the registered owner of the uncertificated shares a written notice that sets forth all of the information required by Section 3.205 of the TBOC. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares, if any, of the same class and series will be identical. No requirement of the TBOC with respect to matters to be set forth on certificates representing shares of the Corporation will apply to or affect certificates outstanding when the requirement first becomes applicable to the certificates; but the requirements will apply to all certificates thereafter issued whether in connection with an original issue of shares, a transfer of shares, or otherwise.
SECTION 2.    MULTIPLE CLASSES AND/OR SERIES OF STOCK. The Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.
SECTION 3.    CONSIDERATION AND PAYMENT FOR SHARES. Subject to applicable law and the Certificate of Formation, shares of stock with or without par value may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed, securities of the Corporation or any other organization or any other property of any kind or nature, or any combination thereof.
SECTION 4.    LOST, DESTROYED OR STOLEN CERTIFICATES. Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity and posting of such bond sufficient in the opinion of the Board to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon the Board may cause to be issued to such person or such person’s legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board may waive the indemnification and bond requirements provided herein.
SECTION 5.    REGULATIONS. The issue, transfer, conversion and registration of shares of stock of the Corporation shall be governed by such other regulations as the Board may establish.
ARTICLE VI.
RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL.
SECTION 1.    TRANSFERS. If a holder of any shares of stock of the Corporation (a “Holder”) proposes to, directly or indirectly, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “Transfer”) any such shares, or any right or interest therein (including, without limitation, the entering into of any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock of the Corporation, par value $0.0001 per share (the “Common Stock”), whether any such transaction described above is to be settled by delivery of Common Stock or other securities, in cash or otherwise), pursuant to a bona fide offer acceptable to such Holder, then Holder shall first give written notice of the proposed Transfer (the “Transfer Notice”) to the Corporation. The Transfer Notice shall state the name of the proposed transferee, the number of shares Holder proposes to Transfer (the “Offered Shares”), whether the Offered Shares are vested or unvested shares, the price per share and all other material terms and conditions of the Transfer, including any available exemption set forth in Section 4 below from the restrictions set forth in Sections 2 and 3 below and shall include a confirmation from the Holder that the proposed transferee is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
SECTION 2.    CONSENT TO TRANSFER. Following receipt of the Transfer Notice, the prior written consent of the Corporation (upon duly authorized action of the Board) shall be required (and such consent may be withheld) if such Transfer (a) would be to an individual, company or any other form of entity identified by the Corporation as a competitor or potential competitor; (b) increases the risk of the Corporation having a class of equity security (other than an exempted security) held of record by either (i) 2,000 or more persons, provided, however, that such restriction shall only apply after the Corporation has a class of equity security (other than an exempted security) held of record by more than 1,000 persons or (ii) 500 or more persons who are not accredited investors, as described in Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 12g5-1 promulgated thereunder, or otherwise requiring the Corporation to register any class of securities under the 1934 Act; (c) would result in the loss of any federal or state securities law exemption relied upon by the Corporation in connection with the initial issuance of such shares or the issuance of any other securities; (d) is facilitated in any manner by any public posting, message board, trading portal, internet site or similar method of communication, including without limitation any trading portal or internet site intended to facilitate secondary Transfers of securities; (e) is to be effected in a brokered transaction; (f) represents a Transfer of less than all of the shares then held by the shareholder and its affiliates or is to be made to more than a single transferee or (g) is determined by the Board to require such consent for any legitimate corporate purpose. The provisions of subsections (f) and (g) of this Section 2 shall not apply to any Transfer of Preferred Stock of the Corporation or the shares of Common Stock issued upon conversion thereof. The Corporation shall notify Holder within 30 days of receipt of the Transfer Notice indicating whether the proposed Transfer requires such consent and if so, whether such consent has been provided (a “Transfer Approval”) or withheld (a “Transfer Denial” and, together with a Transfer Approval, a “Transfer Determination”). For purposes of clarity, (i) if the Corporation determines no consent is required for the proposed Transfer, then this determination shall constitute a Transfer Approval and (ii) a Holder shall not be entitled to Transfer any shares if such proposed Transfer results in a Transfer Denial. Any Transfer made following a Transfer Determination that results in a Transfer Approval shall be effected pursuant to a transfer agreement in a form reasonably acceptable to the Corporation (which form shall include, without limitation, a release in favor of the Corporation and representations from the Holder and transferee that the Corporation is not a party to the transaction and has made no representations to the transferee).

SECTION 3.    RIGHT OF FIRST REFUSAL.
(a)    Subject to the exceptions set forth in Section 3(e) and Section 4(b) below, for 30 days following a Transfer Determination that results in a Transfer Approval, the Corporation or its assigns shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice (the “Right of First Refusal”). In the event the Corporation or its assigns, as applicable, elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Holder within such 30 day period. Within 10 days after Holder’s receipt of such notice, Holder shall tender to the Corporation at its principal offices the certificate or certificates or other instruments representing the Offered Shares to be purchased by the Corporation, duly endorsed in blank by Holder or with duly endorsed stock powers attached thereto, all in a form suitable for Transfer of the Offered Shares to the Corporation. Promptly following receipt of such documentation, the Corporation or its assigns, as applicable, shall deliver or mail to Holder a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Corporation or its assigns, as applicable, may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice.
(b)    If the Corporation or its assigns, as applicable, does not elect to acquire any of the Offered Shares, Holder may, within the 30 day period following the expiration of the option granted to the Corporation under Section 3(a) above, Transfer the Offered Shares that the Corporation has not elected to acquire to the proposed transferee, provided that such Transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice, such Transfer shall be only to a prospective transferee that is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and such Transfer shall comply with the Securities Act. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 3 shall remain subject to these Bylaws and any equity grant agreement such Offered Shares were subject to and such transferee shall, as a condition to such Transfer, deliver to the Corporation a written instrument confirming that such transferee shall be bound by all of the terms and conditions of these Bylaws and any applicable equity grant agreement.
(c)    After the time at which the Offered Shares are required to be delivered to the Corporation for Transfer to the Corporation pursuant to subsection 3(a) above, the Corporation shall not pay any dividend to Holder on account of such Offered Shares or permit Holder to exercise any of the privileges or rights of a shareholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Corporation as the owner of such Offered Shares.
(d)    The Corporation may assign its Right of First Refusal in any particular transaction under this Section 3 to one or more persons or entities.
(e)    The provisions of this Section 3 shall not apply to any Transfer of Preferred Stock of the Corporation or the shares of Common Stock issued upon conversion thereof.

(f)    To the extent the Corporation has entered into any written agreement with the shareholder attempting to Transfer shares that grants the Corporation a right of first refusal with respect thereto (“Separate ROFR Terms”), then such Separate ROFR Terms shall supersede this Section 3 of Article VI and shall control such shareholder’s proposed Transfer of shares following a Transfer Determination that results in a Transfer Approval.
SECTION 4.    EXCEPTIONS.
(a)    The provisions of this Article VI may be waived with respect to any Transfer upon duly authorized action of the Board.
(b)    The following transactions shall be exempt from the restrictions set forth in Article VI, Section 3:
(A)any Transfer to or for the benefit of (i) any spouse, children, parents, uncles, aunts, siblings or grandchildren of the Holder or any other relatives of the Holder that have been approved by the Board (collectively, “Approved Relatives”), (ii) a trust established solely for the benefit of the Holder and/or Approved Relatives or (iii) where the Holder is a trust, (x) a trust established solely for the benefit of one or more beneficiaries of the Holder trust and/or Approved Relatives of any such beneficiaries or (y) one or more beneficiaries of the Holder trust and/or Approved Relatives of any such beneficiaries;
(B)any Transfer made as part of the sale of all or substantially all of the shares of capital stock of the Corporation (including pursuant to a merger or consolidation);
(C)any Transfer pursuant to an effective registration statement filed by the Corporation under the Securities Act;
(D)a shareholder’s bona fide pledge or mortgage of any Common Stock with a commercial lending institution;
(E)a corporate shareholder’s Transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of Common Stock or capital reorganization of the corporate shareholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate shareholder;
(F)a corporate shareholder’s Transfer of any or all of its shares to any or all of its shareholders; and
(G)a Transfer of any or all of the shares held by a shareholder which is a limited or general partnership to any or all of its partners.
(c)    In the case of a Transfer pursuant to Sections 4(b)(A) and (D)-(G) above, such shares shall remain subject to these Bylaws and any existing equity grant agreement and such transferee shall, as a condition to such Transfer, deliver to the Corporation a written instrument confirming that such transferee shall be bound by all of the terms and conditions of these Bylaws and any applicable equity grant agreement and there shall be no further Transfer of such shares except in accordance with these Bylaws.
SECTION 5.    TERMINATION. The provisions of Article VI shall terminate upon the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Corporation under the Securities Act.
SECTION 6.    VOID TRANSFERS. The Corporation shall not be required (a) to Transfer on its books any shares which shall have been sold or otherwise transferred in violation of any of the provisions of this Article VI or (b) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom any such shares shall have been so sold or transferred.
SECTION 7.    LEGENDS. The books and records of the Corporation and any certificates representing shares of stock of the Corporation shall contain or bear the following legend so long as the foregoing Transfer restrictions are in effect:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (i) TRANSFER RESTRICTIONS AND (ii) A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), EACH AS PROVIDED IN THE BYLAWS OF THE CORPORATION.
ARTICLE VII.
INDEMNIFICATION
SECTION 1.    RIGHT TO INDEMNIFICATION. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 3 below with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.
SECTION 2.    RIGHT TO ADVANCEMENT OF EXPENSES. In addition to the right to indemnification conferred in Section 1 above, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the TBOC requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VII or otherwise and a written affirmation by such Indemnitee of the Indemnitee’s good faith belief that such Indemnitee has met the standard of conduct necessary for indemnification under Chapter 8 of the TBOC.
SECTION 3.    RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 1 or Section 2 of this Article VII is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.
SECTION 4.    NON-EXCLUSIVITY OF RIGHTS. The rights provided to any Indemnitee pursuant to this Article VII shall not be exclusive of any other right, which such

Indemnitee may have or hereafter acquire under applicable law, the Certificate of Formation, these Bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise.
SECTION 5.    INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.
SECTION 6.    INDEMNIFICATION OF OTHER PERSONS. This Article VII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board and to the extent permitted by the TBOC, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VII.
SECTION 7.    AMENDMENTS. Any repeal or amendment of this Article VII by the Board or the shareholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided, however, that amendments or repeals of this Article VII shall require the affirmative vote of the shareholders holding at least 66 2/3% of the voting power of all outstanding shares of capital stock of the Corporation.
SECTION 8.    CERTAIN DEFINITIONS. For purposes of this Article VII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interest of the Corporation for purposes of Section 21.401 of the TBOC.
SECTION 9.    CONTRACT RIGHTS; SEVERABILITY. The rights provided to Indemnitees pursuant to this Article VII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE VIII.
DIVIDENDS
SECTION 1.    DISTRIBUTIONS AND DIVIDENDS. The Board may from time to time declare, and the Corporation may pay, distributions or dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Formation.
SECTION 2.    RESERVES. The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
ARTICLE IX.
NOTICE BY ELECTRONIC TRANSMISSION
SECTION 1.    NOTICE BY ELECTRONIC TRANSMISSION. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under the TBOC, the Certificate of Formation, or these Bylaws may be given in writing directed to the shareholder’s mailing address (or by electronic transmission directed to the shareholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such shareholder’s address or (3) if given by electronic mail, when directed to such shareholder’s electronic mail address unless the shareholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by this Article IX. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.
Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provision of the TBOC, the Certificate of Formation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice or electronic transmission to the Corporation.

Any notice given pursuant to the preceding paragraph shall be deemed given:
(a)    if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice;
(b)    if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(c)    if by any other form of electronic transmission, when directed to the shareholder.
Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (2) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
SECTION 2.    DEFINITION OF ELECTRONIC TRANSMISSION. As used in these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
ARTICLE X.
GENERAL PROVISIONS
SECTION 1.    FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board.
SECTION 2.    SEAL. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
SECTION 3.    WRITTEN WAIVER OF NOTICE. A written waiver of any notice required to be given by law, the Certificate of Formation or by these Bylaws, signed by or electronically transmitted by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders, directors or members of a committee of directors need be specified in any written waiver of notice.

SECTION 4.    ATTENDANCE AS WAIVER OF NOTICE. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, and objects, to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 5.    CONTRACTS. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
SECTION 6.    LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.
SECTION 7.    CHECKS, DRAFTS, ETC.. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.
SECTION 8.    DEPOSITS. The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositaries as determined by the Board.
SECTION 9.    VOTING OF SECURITIES. Except as the Board may otherwise designate, the Chief Executive Officer, the President or the Secretary may waive notice of, vote, or appoint any person or persons to vote, on behalf of the Corporation at, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of shareholders or securityholders of any other entity, the securities of which may be held by this Corporation.
SECTION 10.    EVIDENCE OF AUTHORITY. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the shareholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
SECTION 11.    SEVERABILITY. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
SECTION 12.    PRONOUNS. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE XI.
AMENDMENTS
SECTION 1.    BY THE BOARD. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board, when such power is conferred upon the Board by the Certificate of Formation.
SECTION 2.    BY THE SHAREHOLDERS. Subject to any additional vote required by these Bylaws or the Certificate of Formation, these Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the affirmative vote of the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any annual meeting of shareholders, or at any special meeting of shareholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board by the Certificate of Formation it shall not divest or limit the power of the shareholders to adopt, amend or repeal Bylaws.
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